EXHIBIT 10.12

ENDOCHOICE, INC.

2007 STOCK INCENTIVE PLAN

(As Assumed by ECPM Holdings, LLC and

Amended and Restated Effective January 4, 2013)

ENDOCHOICE, INC.

2007 STOCK INCENTIVE PLAN

(As Assumed By ECPM Holdings, LLC and

Amended and Restated Effective January 4, 2013)

1.	Definitions

In addition to other terms defined herein, the following terms shall have the meanings given below:

(a) Administrator means the Board, and, upon its delegation of all or part of its authority to administer the Plan to the Committee, the Committee.

(b) Affiliate means any Parent or Subsidiary of the Corporation, and also includes any other business entity which is controlled by, under common control with or controls the Corporation; provided, however, that the term “Affiliate” shall be construed in a manner in accordance with the registration provisions of applicable federal securities laws and as permitted under Code Section 409A (if and to the extent applicable).

(c) Applicable Law or Applicable Laws means any applicable laws, rules or regulations (or similar guidance), including but not limited to the Securities Act, the Exchange Act and the Code.

(d) Award means, individually or collectively, a grant under the Plan of an Option (in the form of an Incentive Option or a Nonqualified Option), a Stock Appreciation Right (in the form of Freestanding SAR on a Related SAR), a Stock Award (in the form of a Bonus Stock Award, a Restricted Stock Award or Restricted Stock Unit), a dividend equivalent award and/or any other award granted under the Plan.

(e) Award Agreement means an agreement (including any amendment or supplement thereto) between the Corporation and a Participant specifying certain terms, conditions and restrictions of an Award granted to the Participant. An Award Agreement may also state such other terms, conditions and restrictions, including but not limited to terms, conditions and restrictions applicable to shares of Common Stock or any other benefit underlying an Award, as may be established by the Administrator.

(f) Base Price shall mean, with respect to each SAR, the initial price assigned to the SAR.

(g) Board or Board of Directors means the Board of Directors of the Corporation, and, specifically, after the Transaction Date, means the Board of Managers of Newco.

(h) Bonus Stock Award means a Stock Award granted pursuant to Section 8 that vests upon grant and is not subject to forfeiture provisions (other than those that may be imposed pursuant to Section 3(b) or Section 13 herein).

(i) Cause means, unless the Administrator determines otherwise, a Participant’s termination of employment or service resulting from the Participant’s (i) termination for “cause” as defined under the Participant’s employment, consulting, confidentiality, non-competition or other agreement with the Corporation or an Affiliate, if any, or (ii) if the Participant has not entered into any such agreement or if any such agreements do not define a “cause” termination, then the Participant’s termination shall be for “Cause” if termination results due to the Participant’s (A) dishonesty or conviction of a crime; (B) refusal or failure to perform his duties for the Corporation or an Affiliate; or (C) engaging in fraudulent conduct or conduct that could be materially damaging to the Corporation without a reasonable good faith belief that such conduct was in the best interest of the Corporation. The determination of “Cause” shall be made by the Administrator and its determination shall be final and conclusive. Without in any way limiting the effect of the foregoing, for purposes of the Plan and an Award, a Participant’s employment or service shall be deemed to have terminated for Cause if, after the Participant’s employment or service has terminated, facts and circumstances are discovered that would have justified, in the opinion of the Administrator, a termination for Cause.

(j) A Change of Control shall (except as may be otherwise provided in an individual Award Agreement or as may be otherwise required, if at all, pursuant to Code Section 409A) be deemed to have occurred on the earliest of the following dates:

(i) The date of the closing of a firm commitment underwritten public offering of the Corporation’s voting Common Stock (or any successor securities thereto) pursuant to an effective registration statement on Form S-1 (or other applicable form) under the Securities Act;

(ii) The date any entity or person, other than any person or entity who was a beneficial owner of Common Stock as of the Effective Date of the Plan, shall have become the beneficial owner of one or more classes of stock of the Corporation representing more than fifty percent (50%) of the total voting power of the Corporation’s Common Stock or other then outstanding voting securities; or

(iii) The date the stockholders of the Corporation approve a definitive agreement (A) to merge, consolidate or reorganize the Corporation with or into another corporation or other business entity (each, a “corporation”), in which the Corporation is not the continuing or surviving corporation or pursuant to which any shares of Common Stock of the Corporation would be converted into cash, securities or other property of another corporation, in each case other than a merger, consolidation or reorganization that would result in the Common Stock or other voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Corporation (or other surviving entity) outstanding immediately after such merger, consolidation or reorganization (provided, however, that if consummation of such merger, consolidation or reorganization is subject to the approval of regulatory authorities or other approvals, then, unless the Administrator determines otherwise, a “Change of Control” shall not be deemed to occur until the later of the date of approval of such merger or other event by the stockholders or the date of such other final regulatory or other approvals); or (B) to sell or otherwise dispose of all or substantially all the assets of the Corporation.

(For the purposes herein, the term “person” shall mean any individual, corporation, partnership, group, association or other person, as such term is defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, other than the Corporation, a subsidiary of the Corporation or any employee benefit plan(s) sponsored or maintained by the Corporation or any subsidiary thereof, and the term “beneficial owner” shall have the meaning given the term in Rule 13d-3 under the Exchange Act.)

The Administrator shall have full and final authority, in its discretion, to determine whether a Change of Control of the Corporation has occurred, the date of the occurrence of such Change of Control and any incidental matters relating thereto.

(k) Code means the Internal Revenue Code of 1986, as amended. Any reference herein to a specific Code section shall be deemed to include all related regulations or other guidance with respect to such Code section.

(l) Committee means the Compensation Committee of the Board or other committee of the Board (including, after the Transaction Date, the Compensation Committee of the Board of Newco) which may be appointed to administer the Plan in whole or in part.

(m) Common Stock means (i) prior to the Transaction Date, the common stock of Endochoice, Inc., $0.0001 par value per share, or any successor securities thereto, and (ii) after the Transaction Date, the Series B4 Units, or any successor securities thereto. No other Units of Newco shall be issuable under the Plan other than Series B4 Units. References in the Plan or an Award Agreement to “shares,” “stock,” “stockholder” and similar terms shall, after the Transaction Date (and unless the Administrator determines otherwise), refer to Series B4 Units and Newco members holding Series B4 Units, as applicable.

(n) Contribution Agreement means that certain Contribution Agreement dated as of October 6, 2012 by and among Endochoice, Inc., Peer Medical Ltd. (“Peer”), Newco, the shareholders of Endochoice and the shareholders of Peer, as it may be amended and/or restated.

(o) Corporation means (i) prior to the Transaction Date, Endochoice, Inc., a Delaware corporation (“Endochoice”), together with any successor thereto, and (ii) on and after the Transaction Date, ECPM Holdings, LLC, a Delaware limited liability company (as defined herein and below, “Newco”), together with any successor thereto, unless the Administrator determines otherwise.

(p) Director means a member of the Board or of the board of directors of an Affiliate.

(q) Disability shall, except as may be otherwise determined by the Administrator (taking into account any Code Section 409A considerations), as applied to any Participant, have the meaning given in any Award Agreement, employment agreement, consulting agreement or other similar agreement, if any, to which the Participant is a party, or, if there is no such agreement (or if such agreement does not define disability), “Disability” shall mean the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than 12 months. The Administrator shall have sole authority to determine if a Disability has occurred.

(r) Effective Date means the effective date of the Plan, as provided in Section 4.

(s) Employee means any person who is an employee of the Corporation or any Affiliate (including entities which become Affiliates after the Effective Date of the Plan). For this purpose, an individual shall be considered to be an Employee only if there exists between the individual and the Corporation or an Affiliate the legal and bona fide relationship of employer and employee (taking into account any Code Section 409A considerations); provided, however, that, with respect to Incentive Options, “Employee” means any person who is considered an employee of the Corporation or any Parent or Subsidiary for purposes of Treas. Reg. Section 1.421-1(h) (or any successor provision related thereto).

(t) Exchange Act means the Securities Exchange Act of 1934, as amended.

(u) Fair Market Value per share of the Common Stock shall be established in good faith by the Administrator and, unless otherwise determined by the Administrator, the Fair Market Value shall be determined in accordance with the following provisions: (A) if the shares of Common Stock are listed for trading on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market, the Fair Market Value shall be the closing sales price per share of the shares on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market (as applicable) on the date an Option is granted or other determination is made (such date of determination being referred to herein as a “valuation date”), or, if there is no transaction on such date, then on the trading date nearest preceding the valuation date for which closing price information is available, and, provided further, if the shares are not listed for trading on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market, the Fair Market Value shall be the average between the highest bid and lowest asked prices for such stock on the date of grant or other valuation date as reported on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service; or (B) if the shares of Common Stock are not listed or reported in any of the foregoing, then the Fair Market Value shall be determined by the Administrator based on such valuation measures or other factors as it deems appropriate. Notwithstanding the foregoing, (i) with respect to the grant of Incentive Options, the Fair Market Value shall be determined by the Administrator in accordance with the applicable provisions of Section 20.2031-2 of the Federal Estate Tax Regulations, or in any other manner consistent with the Code Section 422; and (ii) Fair Market Value shall be determined in accordance with Code Section 409A if and to the extent required.

(v) Freestanding SAR means an SAR that is granted without relation to an Option, as provided in Section 9.

(w) Incentive Option means an Option that is designated by the Administrator as an Incentive Option pursuant to Section 7 and intended to meet the requirements of incentive stock options under Code Section 422.

(x) Independent Contractor means an independent contractor, consultant or advisor providing services to the Corporation or an Affiliate.

(y) LLC Agreement means that certain First Amended and Restated Limited Liability Company Agreement dated as of January 4, 2013 by and among Newco and the members of Newco, as it may be hereafter further amended and/or restated. In the event of a conflict between the LLC Agreement and the Plan and/or an Award Agreement, the LLC Agreement shall control, unless the Administrator determines otherwise.

(z) Newco means ECPM Holdings, LLC, a Delaware limited liability company.

(aa) Nonqualified Option means an Option granted under Section 7 that is not intended to qualify as an incentive stock option under Code Section 422.

(bb) Option means a stock option granted under Section 7 that entitles the holder to purchase from the Corporation a stated number of shares of Common Stock at the Option Price, and subject to such terms and conditions, as may be set forth in the Plan or Award Agreement or established by the Administrator.

(cc) Option Period means the term of an Option, as provided in Section 7(d).

(dd) Option Price means the price at which an Option may be exercised, as provided in Section 7(b).

(ee) Parent means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).

(ff) Participant means an Employee employed by, or a Director or an Independent Contractor providing services to, the Corporation or an Affiliate who satisfies the requirements of Section 6 and is selected by the Administrator to receive an Award under the Plan.

(gg) Plan means the Endochoice, Inc. 2007 Stock Incentive Plan, as amended and/or restated, and, specifically, after the Transaction Date, means the Endochoice, Inc. 2007 Stock Incentive Plan, as Assumed by Newco LLC and Amended and Restated Effective January 4, 2013, as it may be further amended and/or restated.

(hh) Related SAR means an SAR granted under Section 9 that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Corporation, unexercised, of that portion of the Option to which the SAR relates.

(ii) Restricted Stock Award means a Stock Award for shares of Common Stock granted to a Participant under Section 8. Shares of Common Stock subject to a Restricted Stock Award shall cease to be restricted when, in accordance with the terms of the Plan and Award Agreement and the terms and conditions established by the Administrator, the shares vest and become transferable and free of substantial risks of forfeiture.

(jj) Restricted Stock Unit means an Award granted to a Participant pursuant to Section 8, which Award is settled, if at all, (i) by the delivery of one share of Common Stock for each Restricted Stock Unit, (ii) in cash in an amount equal to the Fair Market Value of one share of Common Stock for each Restricted Stock Unit, or (iii) in a combination of cash and Shares equal to the Fair Market Value of one share of Common Stock for each Restricted Stock Unit, as determined by the Administrator. A Restricted Stock Unit represents the promise of the Corporation to deliver shares of Common Stock, cash or a combination thereof, as applicable, at the end of the applicable restriction period if and only to the extent the Award vests and ceases to be subject to forfeiture, subject to compliance with the terms of the Plan and Award Agreement and any terms and conditions established by the Administrator.

(kk) Retirement shall, as applied to any Participant, have the meaning given in any Award Agreement, employment agreement, consulting agreement or other similar agreement, if any, to which the Participant is a party, or, if there is no such agreement (or if any such agreement does not define retirement), “Retirement” shall mean retirement in accordance with the retirement policies and procedures established by the Corporation, as determined by the Administrator in its sole discretion (taking into account any Code Section 409A considerations).

(ll) SAR means a stock appreciation right granted under Section 9 entitling the Participant to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the SAR Base Price, subject to the terms of the Plan and Award Agreement and any other terms and conditions established by the Administrator. References to “SARs” include both Related SARs and Freestanding SARs, unless the context requires otherwise.

(mm) Securities Act means the Securities Act of 1933, as amended.

(nn) Series B4 Units shall have the meaning given such term in the LLC Agreement.

(oo) Stock Award means a Restricted Stock Award, a Restricted Stock Unit, and/or a Bonus Stock Award, as provided in Section 8.

(pp) Stockholders Agreement means (i) collectively, (A) that certain Amended and Restated Voting Agreement dated August 18, 2009 by and among the Corporation and certain stockholders of the Corporation, as it may be hereafter amended and/or restated, and (B) that certain Amended and Restated Right of First Refusal and Co-Sale Agreement dated August 18, 2009 by and among the Corporation and certain stockholders of the Corporation, as it may be hereafter amended and/or restated, if and to the extent applicable (as determined by the Administrator); and (ii) on and after the Transaction Date, if and to the extent applicable (as determined by the Administrator), the LLC Agreement. Notwithstanding the foregoing, Options assumed by Newco in connection with the Transactions shall be subject to repurchase rights as provided in the Plan and related Award Agreement.

(qq) Subsidiary means a “subsidiary corporation,” whether now or hereafter existing, as defined in Code Section 424(f).

(rr) Termination Date means the date of termination of a Participant’s employment or service for any reason, as determined by the Administrator in its discretion.

(ss) Transaction Exchange Ratio means the number of Series B4 Units of Newco issuable under the Transaction Documents in exchange for any Common Stock of Endochoice, which ratio shall be 1:1.

(tt) Transactions means those certain transactions contemplated by the Contribution Agreement, the LLC Agreement and related documents and instruments (the “Transaction Documents,” as defined in the Contribution Agreement), and “Transaction Date” means the date of the consummation of the Transactions.

(uu) Unvested Shares means any shares of Common Stock subject to a Stock Award which have not yet vested, due to continued service requirements, performance objectives or other conditions.

(vv) Vested Shares means shares of Common Stock subject to a Stock Award which were granted without being subject to continued service, performance objectives or other conditions and/or shares as to which such conditions have been met or have been cancelled.

2.	Purpose

The purpose of the Plan is to encourage and enable selected Employees, Directors and Independent Contractors of the Corporation and its Affiliates to acquire or to increase their holdings of Common Stock and other equity-based interests in the Corporation in order to promote a closer identification of their interests with those of the Corporation and its stockholders, thereby further stimulating their efforts to enhance the efficiency, soundness, profitability, growth and stockholder value of the Corporation. This purpose will be carried out through the grant to selected Participants of Awards which may be in the form of Options, which may be in the form of Incentive Options and/or Nonqualified Options; SARs, which may be in the form of Freestanding SARs and/or Related SARs; Stock Awards, which may be in the form of Restricted Stock Awards, Restricted Stock Units and/or Bonus Stock Awards; dividend equivalent awards; and/or any other awards which may be permitted under the Plan.

3.	Administration of the Plan

(a) The Plan shall be administered by the Board of Directors of the Corporation or, upon its delegation, by the Committee. For the purposes of the Plan, the term “Administrator” shall refer to the Board and, upon its delegation to the Committee of all or part of its authority to administer the Plan, to the Committee.

(b) Subject to the provisions of the Plan, the Administrator shall have full and final authority in its discretion to take any action with respect to the Plan including, without limitation, the authority (i) to determine all matters relating to Awards, including selection of individuals to be granted Awards, the types of Awards, the number of shares of Common Stock, if any, subject to an Award, and all terms, conditions, restrictions and limitations of an Award; (ii) to prescribe the form or forms of the Award Agreements evidencing any Awards granted under the Plan; (iii) to establish, amend and rescind rules and regulations for the administration of the Plan; and (iv) to construe and interpret the Plan, Awards and Award Agreements made under the Plan, to interpret rules and regulations for administering the Plan and to make all other determinations deemed necessary or advisable for administering the Plan. In addition, (i) the Administrator shall also have authority, in its sole discretion, to accelerate the date that any Award which was not otherwise exercisable, vested or earned shall become exercisable, vested or earned in whole or in part without any obligation to accelerate such date with respect to any other Award granted to any recipient; and (ii) the Administrator also may in its sole discretion modify or extend the terms and conditions for exercise or vesting of an Award (in each case, taking into account any Code Section 409A considerations). The Administrator may determine that a Participant’s rights, payments and/or benefits with respect to an Award (including but not limited to any shares issued or issuable and/or cash paid or payable with respect to an Award) shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, violation of policies of the Corporation or an Affiliate, breach of non-solicitation, non-competition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is determined by the Administrator to be detrimental to the business or reputation of the Corporation or any Affiliate. In addition, the Administrator shall have the authority and discretion to establish terms and conditions of Awards (including but not limited to the establishment of subplans) as the Administrator determines to be necessary or appropriate to conform to the applicable requirements or practices of jurisdictions outside of the United States. In addition to action by meeting in accordance with Applicable Law, any action of the Administrator with respect to the Plan may be taken by a written instrument signed by all (or, after the Transaction Date, such number or percentage as may be required under the LLC Agreement) of the members of the Board or Committee, as appropriate, in accordance with Applicable Law, and any such action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. All determinations of the Administrator with respect to the Plan and any Award or Agreement shall be final and binding on the Corporation and all persons having or claiming an interest in any Award granted under the Plan. No member of the Board or Committee, as applicable, shall be liable while acting as Administrator for any action or determination made in good faith with respect to the Plan, an Award or an Award Agreement. The members of the Board or Committee, as applicable, shall be entitled to indemnification and reimbursement in the manner provided in the Corporation’s certificate of incorporation and/or bylaws (or, after the Transaction Date, the LLC Agreement) and/or pursuant to Applicable Law.

(c) Notwithstanding the other provisions of Section 3, the Administrator may delegate to one or more officers of the Corporation the authority to grant Awards to eligible Participants, and to make any or all of the determinations reserved for the Administrator in the Plan and summarized in Section 3(b) herein with respect to such Awards (subject to any restrictions imposed by Applicable Laws, such terms and conditions as may be established by the Administrator, and, after the Transaction Date, any restrictions imposed by the LLC Agreement). To the extent that the Administrator has delegated authority to grant Awards pursuant to this Section 3(c) to one or more officers of the Corporation, references to the Administrator shall include references to such officer or officers, subject, however, to the requirements of the Plan and Applicable Laws.

4.	Effective Date; Term

The Effective Date of the Plan shall be December 28, 2007. The Plan was amended by Endochoice effective February 19, 2008, May 16, 2008, August 18, 2009 and June 29, 2011. In connection with the Transactions, the Plan was amended and restated by Newco effective January 4, 2013, and all outstanding Options immediately prior to the consummation of the Transactions were assumed by Newco pursuant to the terms of the Contribution Agreement. Awards may be granted under the Plan on and after the Effective Date, but no further Awards shall be granted under the Plan on or after the Transaction Date, other than the Options assumed by Newco in connection with the Transactions. Awards that are outstanding on the Transaction Date shall continue in accordance with their terms, unless otherwise determined by the Administrator.

5.	Shares of Stock Subject to the Plan; Award Limitations

(a) Shares of Stock Subject to the Plan: Subject to adjustments as provided in Section 5(c), the maximum number of shares of Common Stock that may be issued pursuant to the Plan shall not exceed the sum of 4,615,053 shares, as adjusted by the Transaction Exchange Ratio. Of such maximum number of shares available for issuance under the Plan, the maximum number of shares of Common Stock available for the grant of Incentive Options shall be 4,615,053 shares, as adjusted by the Transaction Exchange Ratio (and subject to further adjustment as provided in Section 5(c) herein). Shares delivered under the Plan shall be authorized but unissued shares, treasury shares or shares acquired on the open market or in private transactions. The Corporation hereby reserves sufficient authorized shares of Common Stock to meet the grant of Awards hereunder.

(b) Shares Not Subject to Limitations: The following will not be applied to the share limitations of Section 5(a) above: (i) dividends, including dividends paid in shares, or dividend equivalents paid in cash in connection with outstanding Awards; (ii) Awards which are settled in cash rather than the issuance of shares; (iii) any shares subject to an Award if the Award is forfeited, cancelled, terminated, expires or lapses for any reason without the issuance of shares underlying the Award or any shares subject to an Award which shares are forfeited to, or repurchased or reacquired by, the Corporation; and (iv) any shares surrendered by a Participant or withheld by the Corporation to pay the Option Price or purchase price for an Award or shares used to satisfy any tax withholding requirement in connection with the exercise or vesting of an Award if, in accordance with the terms of the Plan, a Participant pays such Option Price or purchase price or satisfies such tax withholding by either tendering previously owned shares or having the Corporation withhold shares.

(c) Adjustments: If there is any change in the outstanding shares of Common Stock because of a merger, consolidation or reorganization involving the Corporation, or if the Board of Directors of the Corporation declares a stock dividend, stock split distributable in shares of Common Stock or reverse stock split, combination or reclassification of the Common Stock, or if there is a similar change in the capital stock structure of the Corporation affecting the Common Stock (excluding conversion of convertible securities by the Corporation and/or the exercise of warrants by their holders), then the number of shares of Common Stock reserved for issuance under the Plan shall be correspondingly adjusted, and the Administrator shall make such adjustments to Awards or to any provisions of this Plan as the Administrator deems equitable to prevent dilution or enlargement of Awards or as may otherwise be advisable.

6.	Eligibility

An Award may be granted only to an individual who satisfies all of the following eligibility requirements on the date the Award is granted:

(a) The individual is either (i) an Employee, (ii) a Director or (iii) an Independent Contractor.

(b) With respect to the grant of Incentive Options, the individual is otherwise eligible to participate under Section 6, is an Employee of the Corporation or a Parent or Subsidiary and does not own, immediately before the time that the Incentive Option is granted, stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or a Parent or Subsidiary. Notwithstanding the foregoing, an Employee who owns more than 10% of the total combined voting power of the Corporation or a Parent or Subsidiary may be granted an Incentive Option if the Option Price is at least 110% of the Fair Market Value of the Common Stock, and the Option Period does not exceed five years. For this purpose, an individual will be deemed to own stock which is attributable to him under Code Section 424(d).

(c) With respect to the grant of substitute awards or assumption of awards in connection with a merger, consolidation, acquisition, reorganization or similar business combination involving the Corporation or an Affiliate, the recipient is otherwise eligible to receive the Award and the terms of the award are consistent with the Plan and Applicable Laws (including, to the extent deemed applicable, the federal securities laws registration provisions, Code Section 424(a) and Code Section 409A).

(d) The individual, being otherwise eligible under this Section 6, is selected by the Administrator as an individual to whom an Award shall be granted (as defined above, a “Participant”).

7.	Options

(a) Grant of Options: Subject to the limitations of the Plan, the Administrator may in its sole and absolute discretion grant Options to such eligible individuals in such numbers, subject to such terms and conditions, and at such times as the Administrator shall determine. Both Incentive Options and Nonqualified Options may be granted under the Plan, as determined by the Administrator; provided, however, that Incentive Options may only be granted to Employees of the Corporation or a Parent or Subsidiary. To the extent that an Option is designated as an Incentive Option but does not qualify as such under Code Section 422, the Option (or portion thereof) shall be treated as a Nonqualified Option.

(b) Option Price: The Option Price per share at which an Option may be exercised shall be established by the Administrator and stated in the Award Agreement evidencing the grant of the Option; provided, that (i) (except as otherwise provided in the following sentence) the Option Price shall be no less than 100% of the Fair Market Value per share of the Common Stock as determined on the date the Option is granted (or 110% of the Fair Market Value with respect to Incentive Options granted to an Employee who owns stock possessing more than 10% of the total voting power of all classes of stock of the Corporation or a Parent or Subsidiary, as provided in Section 6(b) herein); and (ii) in no event shall the Option Price per share of any Option be less than the par value per share of the Common Stock. Notwithstanding the foregoing, the Administrator may in its discretion authorize the grant of substitute or assumed options of an acquired entity with an Option Price not equal to at least 100% of the Fair Market Value of the stock on the date of grant if the terms of such substitution or assumption otherwise comply, to the extent deemed applicable, with Code Section 409A and Code Section 424(a)).

(c) Date of Grant: An Option shall be considered to be granted on the date that the Administrator acts to grant the Option, or on such other date as may be established by the Administrator in accordance with Applicable Laws.

(d) Option Period and Limitations on the Right to Exercise Options:

(i) The Option Period shall be determined by the Administrator at the time the Option is granted and shall be stated in the Award Agreement. With respect to Incentive Options, the Option Period shall not extend more than 10 years from the date on which the Option is granted (or five years with respect to Incentive Options granted to an Employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or a Parent or Subsidiary, as provided in Section 6(b) herein). Any Option or portion thereof not exercised before expiration of the Option Period shall terminate. The period or periods during which, and the terms and conditions pursuant to which, an Option may vest and become exercisable shall be determined by the Administrator in its discretion, subject to the terms of the Plan.

(ii) An Option may be exercised by giving written notice to the Corporation in form acceptable to the Administrator at such place and subject to such conditions as may be established by the Administrator or its designee. Such notice shall specify the number of shares to be purchased pursuant to an Option and the aggregate purchase price to be paid therefor and shall be accompanied by payment of such purchase price. Unless an Award Agreement provides otherwise, such payment shall be in the form of cash or cash equivalent; provided that, except where prohibited by the Administrator or Applicable Law (and subject to such terms and conditions as may be established by the Administrator), payment may also be made:

(A) By delivery (by either actual delivery or attestation) of shares of Common Stock owned by the Participant;

(B) By shares of Common Stock withheld upon exercise;

(C) With respect only to purchases upon exercise of an Option after a Public Market for the Common Stock exists, by delivery of written notice of exercise to the Corporation and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the Option Price;

(D) By such other payment methods as may be approved by the Administrator and which are acceptable under Applicable Laws; or

(E) By any combination of the foregoing methods.

Shares delivered or withheld in payment on the exercise of an Option shall be valued at their Fair Market Value on the date of exercise. For the purposes herein, a “Public Market” for the Common Stock shall be deemed to exist (i) upon consummation of a firm commitment underwritten public offering of the Common Stock (or successor securities thereto) pursuant to an effective registration statement under the Securities Act, or (ii) if the Administrator otherwise determines that there is an established public market for the Common Stock.

(iii) Unless the Administrator determines otherwise, no Option granted to a Participant who was an Employee at the time of grant shall be exercised unless the Participant is, at the time of exercise, an Employee and has been an Employee continuously since the date the Option was granted, subject to the following:

(A) The employment relationship of a Participant shall be treated as continuing intact for any period that the Participant is on military or sick leave or other bona fide leave of absence, provided that the period of such leave does not exceed three months, or, if longer, as long as the Participant’s right to reemployment is guaranteed either by statute or by contract. The employment relationship of a Participant shall also be treated as continuing intact while the Participant is not in active service because of Disability.

(B) Unless the Administrator determines otherwise (taking into account any Code Section 409A considerations), if the employment of a Participant is terminated because of death or Disability, the Option may be exercised only to the extent vested and exercisable on the Participant’s Termination Date, and the Option must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable: (X) the close of the period of one year next succeeding the Termination Date (or such other period stated in the Award Agreement); or (Y) the close of the Option Period. In the event of the Participant’s death, such Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Option by will or by the laws of intestate succession.

(C) Unless the Administrator determines otherwise (taking into account any Code Section 409A considerations), if the employment of the Participant is terminated (whether by the Corporation or the Participant) for any reason other than Disability, death or for Cause, his Option may be exercised only to the extent vested and exercisable on his Termination Date, and the Option must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable: (X) the close of the period of three months next succeeding the Termination Date (or such other period stated in the Award Agreement); or (Y) the close of the Option Period. In the event of the Participant’s death, such Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Option by will or by the laws of intestate succession.

(D) Unless the Administrator determines otherwise (taking into account any Code Section 409A considerations), if the employment of the Participant is terminated for Cause, his Option shall lapse and no longer be exercisable as of his Termination Date, as determined by the Administrator.

(E) Notwithstanding the foregoing, the Administrator shall have authority, in its sole discretion (taking into account any Code Section 409A considerations), to accelerate the date for exercising all or any part of an Option which was not otherwise vested and exercisable, extend the period during which an Option may be exercised, modify the other terms and conditions of exercise, or any combination of the foregoing.

(iv) Unless the Administrator determines otherwise (taking into account any Code Section 409A considerations), an Option granted to a Participant who was Director but who was not an Employee at the time of grant may be exercised only to the extent vested and exercisable on the Participant’s Termination Date (unless the termination was for Cause), and must be exercised, if at all, prior to the first to occur of the following, as applicable: (X) the close of the period of three months next succeeding the Termination Date (or such other period stated in the Award Agreement); or (Y) the close of the Option Period. If the services of such a Participant are terminated for Cause, his Option shall lapse and no longer be exercisable as of his Termination Date, as determined by the Administrator. Notwithstanding the foregoing, the Administrator may in its discretion (taking into account any Code Section 409A considerations) accelerate the date for exercising all or any part of an Option which was not otherwise exercisable on the Termination Date, extend the period during which an Option may be exercised, modify the other terms and conditions to exercise, or any combination of the foregoing.

(v) Unless the Administrator determines otherwise (taking into account any Code Section 409A considerations), an Option granted to a Participant who was an Independent Contractor of the Corporation or an Affiliate at the time of grant (and who does not thereafter become an Employee, in which case he shall be subject to the provisions of Section 7(d)(iii) herein) may be exercised only to the extent vested and exercisable on the Participant’s Termination Date (unless the termination was for Cause), and must be exercised, if at all, prior to the first to occur of the following, as applicable: (X) the close of the period of three months next succeeding the Termination Date (or such other period stated in the Award Agreement); or (Y) the close of the Option Period. If the services of such a Participant are terminated for Cause, his Option shall lapse and no longer be exercisable as of his Termination Date, as determined by the Administrator. Notwithstanding the foregoing, the Administrator may in its discretion (taking into account any Code Section 409A considerations) accelerate the date for exercising all or any part of an Option which was not otherwise exercisable on the Termination Date, extend the period during which an Option may be exercised, modify the other terms and conditions to exercise, or any combination of the foregoing.

(e) Rights as a Stockholder: A Participant and his legal representatives, legatees or distributees shall not be deemed to be the holder of any shares subject to an Option and shall not have any voting rights, dividend rights or other rights of a stockholder unless and until certificates for such shares have been issued and delivered to him or them under the Plan (or, in the case of uncertificated shares, other written notice of ownership has been provided in accordance with Applicable Laws). A certificate or certificates for shares of Common Stock acquired upon exercise of an Option shall be issued in the name of the Participant or his beneficiary and distributed to the Participant or his beneficiary (or, in the case of uncertificated shares, other written notice of ownership in accordance with Applicable Laws shall be provided) promptly following receipt of notice of exercise and payment of the purchase price (except as may otherwise be determined by the Corporation in the event of payment of the Option Price pursuant to Section 7(d)(ii)(C) herein). As a condition to such exercise, each Participant shall execute and deliver such other agreements and joinders to agreements of governing documents of the Corporation which are applicable to the holders of Common Stock and to which other holders of equity securities of the Corporation are party. Shares issued upon exercise of an Option shall be subject to any restrictions applicable under the Plan (including but not limited to the provisions of Section 13), an Award Agreement, the Stockholders Agreement, the LLC Agreement or any other applicable agreements. Upon the issuance of a certificate for shares of Common Stock to a Participant (or, in the case of uncertificated shares, upon delivery of written notice of ownership in accordance with Applicable Laws), the Participant shall have such rights and incidents of ownership of the shares of Common Stock acquired pursuant to an Option, including voting rights, the right to receive dividends when and if paid by the Corporation and to exercise such additional rights with respect to the shares, as are permitted by the Plan, the Award Agreement, the Stockholders Agreement, the LLC Agreement and Applicable Law.

(f) Nontransferability of Options: Incentive Options shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession or, in the Administrator’s discretion, as may otherwise be permitted in accordance with Treas. Reg. Section 1.421-1(b)(2) or any successor provision thereto. Nonqualified Options shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, except as may be permitted by the Administrator, in its sole discretion, in a manner consistent with the registration provisions of the Securities Act. Except as may be permitted by the preceding sentences, an Option shall be exercisable during the Participant’s lifetime only by him or by his guardian or legal representative. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

(g) Notice of Disposition: If shares of Common Stock acquired upon exercise of an Incentive Option are disposed of within two years following the date of grant or one year following the transfer of such shares to a Participant upon exercise, the Participant shall, promptly following such disposition, notify the Corporation in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Administrator may reasonably require.

(h) Limitation on Incentive Options: In no event shall there first become exercisable by an Employee in any one calendar year Incentive Options granted by the Corporation or any Parent or Subsidiary with respect to shares having an aggregate Fair Market Value (determined at the time an Incentive Option is granted) greater than $100,000; provided that, if such limit is exceeded, then the first $100,000 of shares to become exercisable in such calendar year will be Incentive Options and the Options (or portion thereof) for shares with a value in excess of $100,000 that first became exercisable in that calendar year will be Nonqualified Options.

8.	Stock Awards

(a) Grant and Vesting of Stock Awards: Subject to the terms of the Plan, the Administrator may in its sole and absolute discretion grant Stock Awards to such eligible individuals, for such numbers of shares of Common Stock upon such terms and at such times as the Administrator shall determine. Bonus Stock Awards and Restricted Stock Awards shall be payable in shares of Common Stock. Restricted Stock Units shall be payable in cash or shares of Common Stock, or partly in cash and partly in shares of Common Stock, in accordance with the terms of the Plan and the discretion of the Administrator. The Administrator may grant Stock Awards in the form of Bonus Stock Awards that vest immediately upon grant and that are not subject to any forfeiture conditions (other than those that may be imposed pursuant to Section 3(b) or Section 13 herein). The Administrator also may grant Stock Awards in the form of Restricted Stock Awards and/or Restricted Stock Units that are subject to certain conditions, which conditions must be met in order for the Stock Award to vest and/or be earned (in whole or in part) and no longer subject to forfeiture (other than any forfeiture provisions that may be imposed pursuant to Section 3(b) or Section 13 herein). Such conditions may include but are not limited to continued service for a certain period of time, attainment of performance objectives, payment of a stipulated purchase price, Retirement, Disability, death, or a combination of these factors. Performance objectives may vary from Participant to Participant and between groups of Participants and shall be based on such corporate, business unit or division and/or individual or other performance factors and criteria as the Administrator in its sole discretion may deem appropriate. The Administrator also shall determine the nature, length and starting date, if any, during which a Stock Award may vest (the “Restriction Period”). Any shares subject to a Stock Award which have not yet vested (due to continued service requirements, performance criteria or other conditions) shall be Unvested Shares. Any shares subject to a Stock Award which were granted without being subject to continued service, performance objectives or other conditions, and/or shares as to which such conditions have been met or cancelled, shall be Vested Shares. Unvested Shares and Vested Shares shall be subject to such restrictions on transfer, repurchase rights and other terms and conditions as are provided in the Plan (including but not limited to Section 13 herein) or in an individual Award Agreement and/or the Stockholders Agreement. The Administrator shall have authority to determine whether and to what degree Stock Awards have vested and been earned and to establish and interpret the terms and conditions of Stock Awards and the provisions herein. The Administrator shall also have authority, in its discretion (taking into account any Code Section 409A considerations), to accelerate the date that any Award which was not otherwise vested shall become vested in whole or in part without any obligation to accelerate such date with respect to any other Award granted to any recipient.

(b) Termination of Employment or Service; Forfeiture of Stock Awards: Unless the Administrator determines otherwise (taking into account any Code Section 409 considerations), if the employment or service of a Participant shall terminate for any reason (whether by the Corporation or the Participant, and whether voluntary or involuntary), and all or part of a Stock Award has not vested pursuant to the terms of the Plan and related Award Agreement, such Award, to the extent not then vested, shall be forfeited immediately upon such termination and the Participant shall have no further rights with respect to the Award or the underlying shares of Common Stock. In such event, (i) any Unvested Shares (held in escrow pursuant to Section 8(c) or otherwise) shall be returned to the Corporation and the Corporation shall become the legal and beneficial owner of such Unvested Shares (without the payment by the Corporation of any consideration for such shares) as of the Participant’s Termination Date; and (ii) any Vested Shares held by such Participant (or other person) shall continue to be subject to such restrictions as may apply under the terms of the Plan (including but not limited to Section 13 herein), an individual Award Agreement and/or the Stockholders Agreement.

(c) Share Certificates: Unless the Administrator determines otherwise, a certificate or certificates representing the shares of Common Stock subject to a Bonus Stock Award or Restricted Stock Award shall be issued in the name of the Participant (or, in the case of uncertificated shares, other written evidence of ownership in accordance with Applicable Laws shall be provided) promptly after the Award has been granted (in whole or in part). Notwithstanding the foregoing, the Administrator may require that (i) a Participant deliver the certificate(s) (or other instruments) for such shares to the Administrator or its designee to be held in escrow until the Restricted Stock Award vests and is no longer subject to a substantial risk of forfeiture (in which case the shares will be promptly released to the Participant) or is forfeited (in which case the shares shall be returned to the Corporation); and/or (ii) a Participant deliver to the Corporation a stock power, endorsed in blank (or similar instrument), relating to the shares subject to the Restricted Stock Award which are subject to forfeiture. Unless the Administrator determines otherwise, a certificate or certificate representing shares of Common Stock issuable pursuant to a Restricted Stock Unit shall be issued in the name of the Participant (or, in the case of uncertificated shares, other written evidence of ownership in accordance with Applicable Laws shall be provided) promptly after the Award (or portion thereof) has vested and been earned.

(d) Rights as a Stockholder: The Participant or his legal representatives, legatees or distributees shall not be deemed to be the holder of any shares subject to the Stock Award and shall not have any rights of a stockholder unless and until certificates for all or a portion of the shares have been issued to him or them (or, in the case of uncertificated shares, other written notice of ownership in accordance with Applicable Laws shall have been provided). Unless the Administrator determines otherwise, upon the issuance of a certificate for shares of Common Stock to a Participant (or, in the case of uncertificated shares, upon delivery of written notice of ownership in accordance with Applicable Laws), the Participant shall have such rights and incidents of ownership of the shares of Common Stock acquired pursuant to the Award, including voting rights, the right to receive dividends when and if paid by the Corporation and to exercise such additional rights with respect to the shares, as are permitted by the Plan, the Award Agreement, the Stockholders Agreement, the LLC Agreement and Applicable Law; provided, however, that (i) any Unvested Shares subject to a Stock Award (and any related dividend rights or other rights as a stockholder) shall be subject to forfeiture as provided in Section 8 herein, and (ii) all shares issued pursuant to a Stock Award shall be subject to any restrictions applicable under the Plan (including but not limited to the provisions of Section 13), an Award Agreement, the Stockholders Agreement and any other applicable agreements.

(e) Nontransferability of Stock Awards: Unless the Administrator determines otherwise, and except in accordance with the LLC Agreement and other agreements to which the Participant and the Corporation are party, Stock Awards shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession. The designation of a beneficiary in accordance with the Plan herein does not constitute a transfer.

9.	Stock Appreciation Rights

(a) Grant of SARs: Subject to the limitations of the Plan, the Administrator may in its sole and absolute discretion grant SARs to such eligible individuals, in such numbers, upon such terms and at such times as the Administrator shall determine. SARs may be granted to the holder of an Option (a “Related Option”) with respect to all or a portion of the shares of Common Stock subject to the Related Option (a “Related SAR”) or may be granted separately to an eligible individual (a “Freestanding SAR”). The Base Price per share of an SAR shall be no less than 100% of the Fair Market Value per share of the Common Stock on the date the SAR is granted (except as may be otherwise provided in the next sentence). Notwithstanding the foregoing, the Administrator may in its discretion authorize the grant of substitute or assumed SARs of an acquired entity with a base price per share not equal to at least 100% of the Fair Market Value of the stock on the date of grant, if the terms of such substitution or assumption otherwise comply, to the extent deemed applicable, with Code Section 409A and/or Code Section 424(a)).

(b) Related SARs: A Related SAR may be granted either concurrently with the grant of the Related Option or (if the Related Option is a Nonqualified Option) at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such Related Option. The Base Price of a Related SAR shall be equal to the Option Price of the Related Option. Related SARs shall be exercisable only at the time and to the extent that the Related Option is exercisable (and may be subject to such additional limitations on exercisability as the Administrator may provide in an Award Agreement), and in no event after the complete termination or full exercise of the Related Option. Notwithstanding the foregoing, a Related SAR that is related to an Incentive Option may be exercised only to the extent that the Related Option is exercisable and only when the Fair Market Value exceeds the Option Price of the Related Option. Upon the exercise of a Related SAR granted in connection with a Related Option, the Option shall be canceled to the extent of the number of shares as to which the SAR is exercised, and upon the exercise of a Related Option, the Related SAR shall be canceled to the extent of the number of shares as to which the Related Option is exercised or surrendered.

(c) Freestanding SARs: An SAR may be granted without relationship to an Option (as defined above, a “Freestanding SAR”) and, in such case, will be exercisable upon such terms and subject to such conditions as may be determined by the Administrator, subject to the terms of the Plan.

(d) Exercise of SARs:

(i) Subject to the terms of the Plan, SARs shall be vested and exercisable in whole or in part upon such terms and conditions as may be established by the Administrator. Without limiting the effect of the foregoing, the Administrator may require that the exercise of vested SARs occur, if at all, only during one or more fixed exercise periods established by the Administrator. The period during which an SAR may be exercisable shall be determined by the Administrator and shall not exceed 10 years from the date of grant or, in the case of Related SARs, such shorter Option Period as may apply to the Related Option. Any SAR or portion thereof not exercised before expiration of the period established by the Administrator shall terminate.

(ii) SARs may be exercised by giving written notice to the Corporation in form acceptable to the Administrator at such place and subject to such terms and conditions as may be established by the Administrator or its designee. Unless the Administrator determines otherwise, the date of exercise of an SAR shall mean the date on which the Corporation shall have received proper notice from the Participant of the exercise of such SAR.

(iii) Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise an SAR following termination of the Participant’s employment or service with the Corporation. Such provisions shall be determined in the sole discretion of the Administrator, need not be uniform among all SARs issued pursuant to this Section 9, and may reflect distinctions based on the reasons for termination of employment or service. Notwithstanding the foregoing, unless the Administrator determines otherwise, no SAR may be exercised unless the Participant is, at the time of exercise, an eligible Participant, as described in Section 6, and has been a Participant continuously since the date the SAR was granted, subject to the following:

(A) Unless the Administrator determines otherwise (taking into account any Code Section 409A considerations), if the employment or service of a Participant is terminated because of Disability or death, the SAR may be exercised only to the extent exercisable on the Participant’s Termination Date, except that the Administrator may in its sole discretion (taking into account any Code Section 409A considerations) accelerate the date for exercising all or any part of the SAR which was not otherwise exercisable on the Termination Date. The SAR must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable: (X) the close of the one-year period following the Termination Date (or such other period stated in the Award Agreement); or (Y) the close of the SAR Period. In the event of the Participant’s death, such SAR shall be exercisable by such person or persons as shall have acquired the right to exercise the SAR by will or by the laws of intestate succession.

(B) Unless the Administrator determines otherwise (taking into account any Code Section 409A considerations), if the employment or service of the Participant is terminated (whether by the Corporation or the Participant) for any reason other than Disability, death or for “Cause,” his SAR may be exercised to the extent exercisable on his Termination Date, except that the Administrator may in its sole discretion (taking into account any Code Section 409A considerations) accelerate the date for exercising all or any part of the SAR which was not otherwise exercisable on the Termination Date. The SAR must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable: (X) the close of the period of three months next succeeding the Termination Date (or such other period stated in the Award Agreement); or (Y) the close of the SAR Period. If the Participant dies following such termination of employment or service and prior to the earlier of the dates specified in (X) or (Y) of this subparagraph (C), the Participant shall be treated as having died while employed under subparagraph (B) (treating for this purpose the Participant’s date of termination of employment or service as the Termination Date). In the event of the Participant’s death, such SAR shall be exercisable by such person or persons as shall have acquired the right to exercise the SAR by will or by the laws of intestate succession.

(C) Unless the Administrator determines otherwise (taking into account any Code Section 409A considerations), if the employment or service of the Participant is terminated for “Cause,” his SAR shall lapse and no longer be exercisable as of his Termination Date, as determined by the Administrator.

(D) Notwithstanding the foregoing, the Administrator may, in its sole discretion (taking into account any Code Section 409A considerations), accelerate the date for exercising all or any part of an SAR which was not otherwise exercisable on the Termination Date, extend the period during which an SAR may be exercised, modify the terms and conditions to exercise, or any combination of the foregoing.

(e) Payment Upon Exercise: Subject to the limitations of the Plan, upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Corporation in an amount determined by multiplying (i) the difference between the Fair Market Value of a share of Common Stock on the date of exercise of the SAR over the base price of the SAR by (ii) the number of shares of Common Stock with respect to which the SAR is being exercised. Notwithstanding the foregoing, the Administrator in its discretion may limit in any manner the amount payable with respect to an SAR. The consideration payable upon exercise of an SAR shall be paid in cash, shares of Common Stock (valued at Fair Market Value on the date of exercise of the SAR) or a combination of cash and shares of Common Stock, as determined by the Administrator.

(f) Nontransferability: Unless the Administrator determines otherwise, (i) SARs shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, and (ii) SARs may be exercised during the Participant’s lifetime only by him or by his guardian or legal representative. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

(g) Rights as a Stockholder. A Participant and his legal representatives, legatees or distributees shall not be deemed to be the holder of any shares subject to an SAR and shall not have any voting rights, dividend rights or other rights of a stockholder unless and until certificates for such shares have been issued and delivered to him or them under the Plan (or, in the case of uncertificated shares, other written evidence of ownership in accordance with Applicable Laws shall be provided). A certificate or certificates for shares of Common Stock acquired upon exercise of an SAR shall be issued in the name of the Participant or his beneficiary and distributed to the Participant or his beneficiary (or, in the case of uncertificated shares, other written evidence of ownership in accordance with Applicable Laws shall be provided) promptly following receipt of notice of exercise and compliance with any other terms and conditions established by the Administrator. Shares issued upon exercise of an SAR shall be subject to any restrictions applicable under the Plan (including but not limited to the provisions of Section 13), an Award Agreement, the Stockholders Agreement or any other applicable agreements. Upon the issuance of a certificate for shares of Common Stock to a Participant (or, in the case of uncertificated shares, upon delivery of written notice of ownership in accordance with Applicable Laws), the Participant shall have such rights and incidents of ownership of the shares of Common Stock acquired pursuant to the SAR, including voting rights, the right to receive dividends when and if paid by the Corporation and to exercise such additional rights with respect to the shares, as are permitted by the Plan, the Award Agreement, the Stockholders Agreement and Applicable Law.

10.	Change of Control

The Administrator shall (taking into account any Code Section 409A considerations) have sole discretion to determine at any time the effect, if any, on an Award, including but not limited to the vesting, earning and/or exercisability of an Award, in the event of a Change of Control. Without limiting the effect of the foregoing, in the event of a Change of Control, the Administrator’s discretion shall include, but shall not be limited to, the discretion to determine that an Award shall vest, be earned or become exercisable in whole or in part, shall be assumed or substituted for another award, shall be cancelled without the payment of consideration, shall be cancelled in exchange for a cash payment or other consideration, and/or that other actions (or no action) shall be taken with respect to the Award. The

Administrator also has discretion to determine that acceleration or any other effect of a Change of Control on an Award shall be subject to both the occurrence of a Change of Control event and termination of employment or service of the Participant. Any such determinations of the Administrator may be, but shall not be required to be, stated in an individual Award Agreement.

11.	Withholding

The Corporation shall withhold all required local, state, federal, foreign and other taxes and any other amount required to be withheld by any governmental authority or law from any amount payable in cash with respect to an Award. Prior to the delivery or transfer of any certificate for shares or any other benefit conferred under the Plan, the Corporation shall require any Participant or other person to pay to the Corporation in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Corporation to such authority for the account of such recipient. Notwithstanding the foregoing, the Administrator may in its discretion establish procedures to permit a recipient to satisfy such obligation in whole or in part, and any other local, state, federal or foreign income tax obligations relating to such an Award, by electing (the “election”) to have the Corporation withhold shares of Common Stock from the shares to which the recipient is entitled. The number of shares to be withheld shall have a Fair Market Value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Each election must be made in writing to the Administrator in accordance with election procedures established by the Administrator.

12.	Amendment and Termination of the Plan and Awards

(a) Amendment and Termination of Plan: The Plan may be amended, altered, suspended and/or terminated at any time by the Board; provided, that approval of an amendment to the Plan by the stockholders of the Corporation shall be required to the extent, if any, that stockholder approval of such amendment is required by Applicable Law, and, provided further, that, after the Transaction Date, approval by the members and/or one or more classes of members of Newco shall be required for such amendment if and to the extent required by the LLC Agreement or Applicable Law.

(b) Amendment and Termination of Awards: The Administrator may amend, alter, suspend and/or terminate any Award granted under the Plan, prospectively or retroactively, but such amendment, alteration, suspension or termination of an Award shall not, without the consent of the recipient of an outstanding Award (except as otherwise provided in Section 12(c) or Section 12(d) herein), materially adversely affect the rights of the recipient with respect to the Award.

(c) Unilateral Authority of Administrator to Modify Plan and Awards: Notwithstanding Section 12(a) and Section 12(b) herein, the following provisions shall apply:

(i) The Administrator shall have unilateral authority to amend the Plan and any Award (without Participant consent and without stockholder approval, unless such stockholder approval is required by Applicable Law) to the extent necessary to comply with Applicable Law or changes to Applicable Law (including but in no way limited to Code Section 409A, Code Section 422 and federal securities laws).

(ii) The Administrator shall have unilateral authority to make adjustments to the terms and conditions of Awards in recognition of unusual or nonrecurring events affecting the Corporation or any Affiliate, or the financial statements of the Corporation or any Affiliate, or of changes in accounting principles, if the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or necessary or appropriate to comply with applicable accounting principles.

(d) Cash Settlement: Notwithstanding any provision of the Plan, an Award or an Award Agreement to the contrary, the Administrator shall have unilateral discretion to cause any Award (or portion thereof) granted under the Plan to be canceled in consideration of an alternative award or cash payment of an equivalent cash value, as determined by the Administrator in its sole discretion, made to the holder of such canceled Award.

13.	Restrictions on Awards and Shares

(a) General: As a condition to the issuance and delivery of Common Stock hereunder, or the grant of any benefit pursuant to the Plan, the Corporation may require a Participant or other person at any time and from time to time to become a party to an Award Agreement, the Stockholders Agreement, other agreement(s) restricting the transfer, purchase or repurchase of shares of Common Stock of the Corporation, voting agreement or such other agreements and any other employment agreements, consulting agreements, non-competition agreements, confidentiality agreements, non-solicitation agreements or other similar agreements imposing such restrictions as may be required by the Corporation. In addition, without in any way limiting the effect of the foregoing, each Participant or other holder of shares issued under the Plan shall be permitted to transfer such shares only if such transfer is in accordance with the terms of the Plan (including but not limited to Section 13 herein), the Award Agreement, the Stockholders Agreement and any other applicable agreements and Applicable Law. The acquisition of shares of Common Stock under the Plan by a Participant or any other holder of shares shall be subject to, and conditioned upon, the agreement of the Participant or other holder of such shares to the restrictions described in the Plan (including but not limited to Section 13 herein), the Award Agreement, the Stockholders Agreement and any other applicable agreements and Applicable Law. Without in any way limiting the effect of the foregoing provisions of Section 13(a) herein, a Participant who acquires Series B4 Units of Newco upon exercise of an Option on or after the Transaction Date shall be subject to the terms of the LLC Agreement applicable to members holding Series B4 Units.

(b) Compliance with Applicable Laws, Rules and Regulations: The Corporation may impose such restrictions on Awards, shares and any other benefits underlying Awards hereunder as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky, state or foreign securities laws applicable to such securities. Notwithstanding any other Plan provision to the contrary, the Corporation shall not be obligated to issue, deliver or transfer shares of Common Stock under the Plan, make any other distribution of benefits under the Plan, or take any other action, unless such delivery, distribution or action is in compliance with Applicable Laws (including but not limited to the requirements of the Securities Act). The Corporation will be under no obligation to register shares of Common Stock or other securities with the Securities and Exchange Commission or to effect compliance with the exemption, registration, qualification or listing requirements of any state or foreign securities laws, stock exchange or similar organization, and the Corporation will have no liability for any inability or failure to do so. The Corporation may cause a restrictive legend or legends to be placed on any certificate or similar instrument issued pursuant to an Award hereunder in such form as may be prescribed from time to time by Applicable Law or as may be advised by legal counsel.

14.	Award Agreement

The grant of any Award under the Plan shall be evidenced by the execution of an Award Agreement between the Corporation and the Participant. Such Award Agreement shall state terms, conditions and restrictions applicable to the Award and any may state such other terms, conditions and restrictions, including but not limited to terms, conditions and restrictions applicable to shares subject to an Award, as may be established by the Administrator.

15.	No Right or Obligation of Continued Employment or Service

Neither the Plan, the grant of an Award nor any other action related to the Plan shall confer upon a Participant any right to continue in the employment or service of the Corporation or an Affiliate as an Employee, Director or Independent Contractor or to interfere in any way with the right of the Corporation or an Affiliate to terminate the Participant’s employment or service at any time. Except as otherwise provided in the Plan, an Award Agreement or as may be determined by the Administrator, all rights of a Participant with respect to an Award shall terminate upon the termination of the Participant’s employment or service.

16.	Compliance with Code Section 409A

Notwithstanding any other provision in the Plan or an Award to the contrary, if and to the extent that Code Section 409A is deemed to apply to the Plan or any Award, it is the general intention of the Corporation that the Plan and all such Awards shall, to the extent practicable, comply with Code Section 409A, and the Plan and any such Award shall, to the extent practicable, be construed in accordance therewith. Deferrals of shares or any other benefit issuable pursuant to an Award otherwise exempt from Code Section 409A in a manner that would cause Code Section 409A to apply shall not be permitted unless such deferrals are in compliance with Code Section 409A. Without limiting the effect of the foregoing, shares of Common Stock subject to a Restricted Stock Unit (or other Awards, to the extent required under Code Section 409A) shall, upon vesting of the Award, be issued and distributed to the Participant (or his beneficiary) no later than the later of (a) the 15th day of the third month following the end of the Participant’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture, or (b) the 15th day of the third month following the end of the Company’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture, or otherwise in accordance with Code Section 409A. In the event that the Corporation (or a successor thereto) has any stock which is publicly traded on an established securities market or otherwise, distributions to any Participant who is a “specified employee” (as defined under Code Section 409A) upon a separation from service may only be made on a date that is more than six months after the date of separation from service (or, if earlier than the end of the six-month period, the date of death of the specified employee) or as otherwise permitted under Code Section 409A. Further, (i) in the event that Code Section 409A requires that any special terms, provisions or conditions be included in the Plan or any Award, then such terms, provisions and conditions shall, to the extent practicable, be deemed to be made a part of the Plan or Award, as applicable, and (ii) terms used in the Plan or an Award Agreement shall be construed in accordance with Code Section 409A if and to the extent required. Further, in the event that the Plan or any Award shall be deemed not to comply with Code Section 409A, then neither the Corporation, the Administrator nor its or their designees or agents shall be liable to any Participant or other person for actions, decisions or determinations made in good faith.

17.	Unfunded Plan; No Effect on Other Compensation and Benefit Plans

(a) The Plan shall be unfunded, and the Corporation shall not be required to create a trust or segregate any assets that may at any time be represented by Awards under the Plan. The Plan shall not establish any fiduciary relationship between the Corporation and any Participant or other person. Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Corporation or any Affiliate, including, without limitation, any specific funds, assets or other property which the Corporation or any Affiliate, in their discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Common

Stock or other amounts, if any, payable under the Plan, unsecured by any assets of the Corporation or any Affiliate. Nothing contained in the Plan shall constitute a guarantee that the assets of such entities shall be sufficient to pay any benefits to any person.

(b) The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute compensation with respect to which any other employee benefits of such Participant are determined, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, except as otherwise specifically provided by the terms of such plan or as may be determined by the Administrator.

(c) The adoption of the Plan shall not affect any other stock incentive or other compensation plans in effect for the Corporation or any Affiliate, nor shall the Plan preclude the Corporation from establishing any other forms of stock incentive or other compensation for employees or service providers of the Corporation or any Affiliate.

18.	Governing Law

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws, and in accordance with applicable federal laws of the United States.

19.	Stockholder Approval

The Plan is subject to approval by the stockholders of the Corporation, which approval must occur, if at all, within 12 months of the Effective Date of the Plan. Awards granted prior to such stockholder approval shall be conditioned upon and shall be effective only upon approval of the Plan by such stockholders on or before such date.

20.	Effect of Certain Changes in Status

Notwithstanding the other terms of the Plan or an Award Agreement, the Administrator has sole discretion to determine (taking into account any Code Section 409A considerations), at the time of grant of an Award or at any time thereafter, the effect, if any, on Awards (including but not limited to the vesting and/or exercisability of Awards) granted to a Participant if the Participant’s status as an Employee, Director or Independent Contractor changes, including but not limited to a change from full-time to part-time, or vice versa, or if other similar changes in the nature or scope of the Participant’s employment or service occur.

21.	Beneficiary Designation

The Administrator may in its discretion permit a Participant to designate in writing a person or persons as beneficiary, which beneficiary shall be entitled to receive settlement of Awards (if any) to which the Participant is otherwise entitled in the event of death. In the absence of such designation by a Participant, and in the event of the Participant’s death, the estate of the Participant shall be treated as beneficiary for purposes of the Plan, unless the Administrator determines otherwise. The Administrator shall have discretion to approve and interpret the form or forms of such beneficiary designation. A beneficiary, legal guardian, legal representative or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent that the Plan and/or Award Agreement provide otherwise, and to any additional restrictions deemed necessary or appropriate by the Administrator.

22.	Dividends and Dividend Equivalents

The Administrator may, in its sole discretion, and to the extent permitted by the LLC Agreement, provide that Awards granted under the Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a Participant’s account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Administrator may establish. Notwithstanding the other provisions herein, any dividends or dividend equivalent rights related to an Award shall be structured in a manner so as to avoid causing the Award and related dividends or dividend equivalents to be subject to Code Section 409A or shall otherwise be structured so that the Award and dividends or dividend equivalents are in compliance with Code Section 409A.

23.	Gender and Number

Except where otherwise indicated by the context, words in any gender shall include any other gender, words in the singular shall include the plural and words in the plural shall include the singular.

24.	Successors and Assigns

The Plan shall be binding upon the Corporation, its successors and assigns, and Participants, their executors, administrators and permitted transferees and beneficiaries.

25.	Severability

If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

26.	Rules of Construction

Headings are given to the sections of the Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

27.	Right of Offset

Notwithstanding any other provision of the Plan or an Award Agreement, the Corporation may reduce the amount of any payment or benefit otherwise payable to or on behalf of a Participant by the amount of any obligation of the Participant to or on behalf of the Corporation or an Affiliate that is or becomes due and payable.

28.	Fractional Shares

Except as otherwise provided in an Award Agreement or determined by the Administrator, (a) the total number of shares issuable pursuant to the exercise, vesting or earning of an Award shall be rounded down to the nearest whole share, and (b) no fractional shares shall be issued. The Administrator may, in its discretion, determine that a fractional share shall be settled in cash.

[Signature Page to Follow]

IN WITNESS WHEREOF, this Endochoice, Inc. 2007 Stock Incentive Plan, as Assumed by ECPM Holdings, LLC and Amended and Restated Effective January 4, 2013, is, by the authority of the Board of Managers of ECPM Holdings, LLC, executed in behalf of ECPM Holdings, LLC, effective as of the 31st day of December, 2012.

ECPM HOLDINGS, LLC

By:	/s/ Mark G. Gilreath
Name:	Mark G. Gilreath
Title:	CEO